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                                                                      Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49167) of Littlefield, Adams & Company (the "Company") of our report dated May 26, 2000 appearing on page F-1 of this December 31, 1999 Form 10-K. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.



                                             /S/ VANDERHORST & MANNING CPAS, LLC

Dayton, Ohio
May 30, 2000